EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-58295 on Form S-8 of the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan of our report dated May 26, 2006, appearing in this Annual Report on Form 11-K of the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2005.

	/s/	Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
South Bend, Indiana
June 21, 2006